Goodness Growth Holdings Announces Third Quarter 2021 Financial Results

– Q3 GAAP revenue of $13.4 million increased 7% compared to Q3 2020 –

– Excluding discontinued operations, Q3 revenue increased 28% YoY –

– Revenue and margin performance in the quarter negatively impacted by unfavorable weather in Arizona –

MINNEAPOLIS – November 10, 2021 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the "Company") (CSE: GDNS; OTCQX: GDNSF), a physician-led, science-focused cannabis company and IP incubator, today reported financial results for its third quarter ended September 30, 2021. All currency figures referenced in this press release reflect U.S. dollar amounts.

“Our third quarter results were negatively impacted by unseasonal weather in the State of Arizona, where monsoonal rains wiped out a substantial portion of our outdoor crop at Elephant Head Farm,” said Chairman and Chief Executive Officer, Kyle Kingsley, M.D. “That loss of biomass severely impacted revenue and gross margin performance compared to our expectations, and results were also impacted sequentially by the non-recurrence of a high-margin wholesale order in New York that occurred in the second quarter. While we’re disappointed with these results, crop yields in Arizona this fall may help our performance in the wholesale channel over the next two quarters.”

Dr. Kingsley continued, “As we close out the fourth quarter and look to next year, we’re looking forward to launching new edibles products and concentrates in the Maryland market, as well as the commencement of adult-use sales in New Mexico and beginning of flower sales in the Minnesota medical market this coming spring. Our operating teams also continue to make a lot of exciting progress in New York. We anticipate our new indoor cultivation and processing facility will be complete in the second quarter of 2022, and we’ve identified several promising incremental retail locations that will help us ensure a successful rollout under the adult-use program in 2023.”

Summary of Key Financial Metrics

	Three Months Ended			Nine Months Ended
US $ in millions	September 30,			September 30,
	2021	2020	Variance	2021	2020	Variance
GAAP Revenue	$13.4	$12.5	7.2%	$40.8	$36.8	10.9%
Revenue (excl. former PA and OH subsidiaries)	$13.4	$10.5	27.6%	$40.7	$30.3	34.3%
GAAP Gross Profit	$5.1	$5.0	2.0%	$17.6	$11.8	49.2%
Gross Profit Margin	38.3%	39.8%	-150 bps	43.3%	32.1%	1,120 bps
SG&A Expenses	$8.1	$6.5	24.6%	$24.4	$19.7	23.9%
SG&A Expenses (% of Sales)	60.4%	52.0%	840 bps	59.8%	53.5%	630 bps
Adjusted EBITDA (non-GAAP)	$(1.9)	$(0.6)	NM	$(4.6)	$(5.5)	NM
Adjusted EBITDA Margin (non-GAAP)	(14.0)%	(4.8)%	-920 bps	(11.3)%	(14.9)%	360 bps

Third Quarter Financial Summary

Total revenue was $13.4 million in the third quarter, an increase of 7.2 percent as compared to Q3 2020, including the Company’s former subsidiaries in Pennsylvania and Ohio. Excluding contributions from Pennsylvania and Ohio, revenue increased 27.6 percent. Retail revenue excluding Pennsylvania increased 34.7 percent to $11.6 million in Q3 2021 and reflected growth in each of the Company’s retail markets. Wholesale revenue, excluding Pennsylvania and Ohio declined by 5.0 percent to $1.8 million, driven by the loss of biomass due to atypical weather in the Arizona market, which resulted in a sales decline during the quarter.

Gross profit was $5.1 million, or 38.3 percent of revenue, as compared to gross profit of $5.0 million or 39.8 percent of revenue in Q3 last year. The relatively flat gross profit margin was driven by higher throughput and decreased fixed costs per unit across most markets, offset by the impact of lower sales and increased costs in Arizona.

Total operating expenses in the third quarter were $9.2 million, an increase of $2.0 million as compared to $7.2 million in the third quarter of 2020. The increase in total expenses was attributable to increased general and administrative expenses driven by operational buildouts in Arizona, Maryland, Minnesota, and New Mexico where the Company has opened new retail dispensaries or has completed cultivation and manufacturing expansion projects.

Total other expenses were $1.5 million during Q3 2021, compared to other income of $11.2 million in Q3 2020. The decrease was primarily attributable to a one-time gain of $16.9 million on the disposition of assets during the prior-year quarter, partially offset by a derivative gain and higher interest expenses in the current period.

EBITDA, as described in accompanying disclosures and footnotes, was a loss of $2.4 million during Q3 2021, compared to a gain of $11.1 million in Q3 2020. Adjusted EBITDA was a loss of $1.9 million in Q3 2021, as compared to a loss of $0.6 million in Q3 2020. Please refer to the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this press release for additional information.

Net loss in Q3 2021 was $6.2 million, as compared net income of $3.0 million in Q3 2020. The variance compared to the prior year was driven by increased operating and other expenses, higher interest expenses, and the non-recurrence of the gain on disposition of assets in the prior-year quarter.

Other Events

On August 19, 2021, the Company announced that it opened two new Green Goods® cannabis dispensaries in the state of New Mexico, located in Albuquerque and Las Cruces. These openings follow the Company's strategic investments in cultivation operations to prepare for New Mexico's adult-use program, which is expected to begin in April of 2022.

On September 1, 2021, the Company announced that the United States Patent and Trademark Office issued a Notice of Allowance for its subsidiary company Resurgent Biosciences, Inc.'s patent application titled, "Cannabis Based Moist Snuff." This patent covers both the product delivery format and the process for creating a moist snuff from cannabis plants.

On September 28, 2021, the Company announced that it had closed on a sale leaseback transaction with Innovative Industrial Properties, Inc. (“IIP”) in the State of New York. IIP acquired approximately 92.3 acres of land adjacent to Goodness Growth's existing facility in Johnstown, NY. The purchase price for the land was approximately $1.2 million, excluding transaction costs, and IIP is expected to provide funds of approximately $66.0 million for the construction of a new 324,000 square foot cannabis cultivation, processing, and research and development facility.

On October 28, 2021, the Company received regulatory approval of its acquisition of a dispensary license in Baltimore, Maryland. The previously-announced transaction is expected to close during the fourth quarter, and will bring the Company’s total number of operating dispensaries in Maryland to two.

On October 30, 2021, the Company announced that its wholly-owned subsidiary, Vireo Health of New York began selling whole flower cannabis products at its dispensaries and via its home delivery service in New York. The Company expects to have up to six cannabis flower strains available for patients in New York by the end of calendar year 2021.

On November 2, 2021, the Company announced that it had entered into an agreement to sell its Arizona cannabis licenses, all remaining inventory and equipment at its Phoenix dispensary, the Phoenix dispensary property lease and all revenue producing dispensary contracts in an all-cash transaction valued at approximately $15.0 million. The Company will continue to operate the outdoor farm in Amado, AZ and sell wholesale cannabis and cannabis products, under a cultivation management services agreement with the new owner. The Company expects the transaction to close later this year, pending regulatory approval.

Balance Sheet and Liquidity

As of September 30, 2021, the Company had 126,351,477 equity shares issued and outstanding on an as-converted basis, and 154,358,312 shares outstanding on an as-converted, fully diluted basis.

As of September 30, 2021, total current assets were $44.8 million, including cash on hand of $11.8 million, which does not include $15.0 million in cash proceeds from the sale of the Company’s Arizona licenses and Phoenix dispensary assets, which is expected to close during the fourth quarter. Total current liabilities were $15.2 million, with $1.1 million in debt due within 12 months.

Outlook Commentary

Dr. Kingsley commented, "Given our recent decision to focus solely on the wholesale market in Arizona, as well as uncertainty surrounding the start date of adult-use sales in the state of New York, we’ve revised our previous outlook ranges for financial performance in fiscal year 2022. We now expect fiscal year 2022 revenues to be in the range of $100 to $120 million, and adjusted EBITDA in the range of $20 to $30 million.”

Conference Call and Webcast Information

Goodness Growth management will host a conference call with research analysts today, Wednesday, November 10, 2021 at 8:30 a.m. ET (7:30 a.m. CT) to discuss its financial results for its third quarter ended September 30, 2021. Interested parties may register to attend the conference call via the following link: http://www.directeventreg.com/registration/event/1664907.

Upon registration, each participant will be provided with call details and a registrant ID for Goodness Growth's conference ID number 1664907. A live audio webcast of this event will also be available in the Events & Presentations section of the Company’s Investor Relations website and will be archived for one year.

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc., is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. The Company’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property incubator, Resurgent Biosciences. The Company manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites, and distributes its products through its growing network of Green Goods® and other retail locations and third-party dispensaries. Its team of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines and developing meaningful intellectual property. Today, the Company is licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Additional Information

Additional information relating to the Company’s third quarter 2021 results will be available on EDGAR and SEDAR no later that November 12. Goodness Growth refers to certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA (defined as earnings before interest, taxes, depreciation, and amortization, less certain non-cash equity compensation expense, one-time transactions, and other non-recurring non-cash items. These measures do not have any standardized meaning and may not be comparable to similar measures presented by other issuers. Please see the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this news release for more detailed information regarding non-GAAP financial measures.

Contact Information

Investor Inquiries:

Sam Gibbons

Vice President, Investor Relations

samgibbons@goodnessgrowth.com

(612) 314-8995

Media Inquiries:

Albe Zakes

Vice President, Corporate Communications

albezakes@goodnessgrowth.com
(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “looking forward,” “may,” “continues,” “anticipate,” “expect,” “strategy,”  “outlook,” “will,” “believe,”  “range,” “subject to,” and “pending,” or variations of such words and phrases. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein and in our Annual Report on Form 10-K filed with the Securities Exchange Commission. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue, adjusted EBITDA, and cash on hand may differ materially from the values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to the timing of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to cannabis operations in the United States and any changes to such laws; operational, regulatory and other risks; execution of business strategy; management of growth; difficulty to forecast; conflicts of interest; risks inherent in an agricultural business; liquidity and additional financing; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.

Supplemental Information

The financial information reported in this news release is based on audited financial statements for the fiscal year ended December 31, 2020 and unaudited condensed interim consolidated financial statements for the fiscal quarter ended September 30, 2021. All financial information contained in this news release is qualified in its entirety with reference to such financial statements. To the extent that the financial information contained in this news release is inconsistent with the information contained in the Company’s audited financial statements, the financial information contained in this news release shall be deemed to be modified or superseded by the Company’s audited financial statements. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation for purposes of applicable securities laws.

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS AS OF 9/30/21 AND 12/31/20

(Amounts Expressed in USD, Except for Share Amounts, Unaudited and Condensed)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$11,779,295	$25,513,180
Restricted cash	—	1,592,500
Accounts receivable, net of allowance for doubtful accounts of $189,467 and $132,490, respectively	975,205	696,994
Inventory	20,141,951	12,644,895
Prepayments and other current assets	3,145,490	1,552,278
Notes receivable	19,954	293,700
Deferred acquisition costs	—	28,136
Assets Held for Sale	8,692,419	4,596,445
Deferred financing costs	—	120,266
Total current assets	44,754,314	47,038,394
Property and equipment, net	99,954,310	30,566,259
Operating lease, right-of-use asset	8,417,965	8,163,844
Notes receivable, long-term	3,750,000	3,750,000
Intangible assets, net	5,421,895	8,409,419
Goodwill	183,836	3,132,491
Deposits	1,344,283	1,412,124
Deferred tax assets	337,000	157,000
Total assets	$164,163,603	$102,629,531
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	9,525,659	13,477,303
Right of use liability	1,403,465	857,294
Convertible notes, net of issuance costs	—	900,000
Long-Term debt, current portion	1,110,000	1,110,000
Liabilities held for sale	116,803	3,595,301
Warrant Liability	3,078,694	—
Total current liabilities	15,234,621	19,939,898
Right-of-use liability	78,606,734	20,343,063
Long-Term debt	19,411,212	—
Total liabilities	$113,252,567	$40,282,961

Stockholders’ equity
Subordinate Voting Shares ($- par value, unlimited shares authorized; 79,538,377 shares issued and outstanding)	—	—
Multiple Voting Shares ($- par value, unlimited shares authorized; 402,720 shares issued and outstanding)	—	—
Super Voting Shares ($- par value; unlimited shares authorized; 65,411 shares issued and outstanding, respectively)	—	—
Additional Paid in Capital	171,354,487	164,079,614
Accumulated deficit	(120,443,451)	(101,733,044)
Total stockholders' equity	$50,911,036	$62,346,570
Total liabilities and stockholders' equity	$164,163,603	$102,629,531

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Amounts Expressed in USD, Except for Share Amounts, Unaudited and Condensed)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$13,369,432	$12,475,782	$40,790,221	$36,809,714
Cost of sales
Product costs	7,903,444	7,360,671	22,682,503	24,492,831
Inventory valuation adjustments	351,000	151,328	464,000	484,570
Gross profit	5,114,988	4,963,783	17,643,718	11,832,313
Operating expenses:
Selling, general and administrative	8,106,187	6,517,464	24,441,860	19,677,932
Stock-based compensation expenses	835,122	524,052	4,557,777	12,245,412
Depreciation	98,098	38,097	515,907	260,725
Amortization	206,442	153,356	619,327	461,737
Total operating expenses	9,245,849	7,232,969	30,134,871	32,645,806

Loss from operations	(4,130,861)	(2,269,186)	(12,491,153)	(20,813,493)

Other income (expense):
Loss on sale of property and equipment	—	—	—	(13,800)
Gain on disposal of assets held for sale	—	16,884,173	437,107	16,884,173
Loss on assets held for sale	—	(446,544)	—	(446,544)
Derivative gain (loss)	627,165	(4,066,335)	2,317,065	(5,032,537)
Interest expenses, net	(2,254,553)	(1,255,656)	(6,037,057)	(4,249,090)
Other income (expenses)	75,018	108,552	33,631	(205,061)
Other income (expenses), net	(1,552,370)	11,224,190	(3,249,254)	6,937,141
Loss before income taxes	(5,683,231)	8,955,004	(15,740,407)	(13,876,352)

Current income tax expenses	(530,000)	(3,723,000)	(3,150,000)	(4,575,000)
Deferred income tax recoveries	(30,000)	(2,280,000)	180,000	(2,225,000)
Net loss and comprehensive loss	(6,243,231)	2,952,004	(18,710,407)	(20,676,352)
Net loss per share - basic and diluted	$(0.05)	$0.03	$(0.15)	$(0.22)
Weighted average shares used in computation of net loss per share - basic	126,363,104	98,871,038	122,704,872	95,433,233
Weighted average shares used in computation of net loss per share - diluted	126,363,104	112,517,113	122,704,872	95,433,233

GOODNESS GROWTH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Amounts Expressed in USD, Except for Share Amounts, Unaudited and Condensed)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,710,407)	$(20,676,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory valuation adjustments	464,000	484,570
Depreciation	515,907	260,725
Depreciation capitalized into inventory	1,678,558	1,757,281
Non-cash operating lease expense	764,266	943,905
Amortization of intangible assets	619,327	461,737
Stock-based payments	4,557,777	12,245,412
Loss on assets held for sale	—	446,544
Interest Expense	1,764,711	—
Gain/loss	—	65,930
Deferred income tax	(180,000)	710,301
Gain on disposal of business	—	(16,884,173)
Accretion	310,704	573,573
Derivative (Gain) Loss	(2,317,065)	5,032,537
Gain on disposal of OMS	(437,107)	—
Change in operating assets and liabilities:
Accounts Receivable	18,384	(302)
Prepaid expenses	(1,573,909)	(239,174)
Inventory	(7,765,288)	(1,091,279)
Accounts payable and accrued liabilities	(2,555,634)	4,759,842
Held for sale assets and liabilities	8,575,615	153,146
Change in assets and liabilities held for sale	(8,450,772)	—
Net cash used in operating activities	$(22,720,933)	$(10,995,777)

CASH FLOWS FROM INVESTING ACTIVITIES:
PP&E Additions	$(14,637,331)	$(3,581,289)
Proceeds from sale of PAMS net of cash	—	16,637,489
Proceeds from sale of OMS net of cash	1,150,000	—
Deposits	67,841	282,943
Net cash provided by (used in) investing activities	$(13,419,490)	$13,339,143

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	$—	$7,613,490
Deferred financing costs	(865,769)	—
Proceeds from long-term debt	24,028,295	—
Convertible debt payment	(900,000)	—
Proceeds from option exercises	1,152,596	—
Debt interest payments	—	(65,962)
Lease payments	(1,008,584)	(1,250,799)
Net cash provided by financing activities	$22,406,538	$6,296,729

Net change in cash and restricted cash	$(13,733,885)	$8,640,095

Cash and restricted cash, beginning of period	$25,513,180	$9,234,173

Cash and restricted cash, end of period	$11,779,295	$17,874,268

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non- GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(6,243,231)	$2,952,004	$(18,710,407)	$(20,676,352)
Interest expense, net	2,254,553	1,255,656	6,037,057	4,249,090
Income taxes	560,000	6,003,000	2,970,000	6,800,000
Depreciation & Amortization	304,540	191,453	1,135,234	722,462
Depreciation included in cost of goods sold	691,662	699,432	1,678,558	1,757,281

EBITDA (non-GAAP)	$(2,432,476)	$11,101,545	$(6,889,558)	$(7,147,519)

Derivative (Gain) Loss	(627,165)	4,066,335	(2,317,065)	5,032,537
Inventory adjustment	351,000	151,328	464,000	484,570
Share-based compensation	835,122	524,052	4,557,777	12,245,412
Severance Expense	—	—	—	339,997
Loss on assets held for sale	—	446,544	—	446,544
Gain on sale of discontinued operations	—	(16,884,173)	(437,107)	(16,884,173)

Adjusted EBITDA (non-GAAP)	$(1,873,519)	$(594,369)	$(4,621,953)	$(5,482,632)